Exhibit 99.1

RESOLUTE ENERGY CORPORATION ANNOUNCES
AGREEMENT FOR SALE OF

GARDENDALE ASSETS IN THE MIDLAND BASIN

Denver, Colorado – November 23, 2015 – Resolute Energy Corporation (“Resolute” or the “Company”) (NYSE: REN) announced today that it has entered into a definitive agreement to sell its Gardendale assets in the Midland Basin of West Texas to an undisclosed buyer for a purchase price of $177.5 million. The proceeds of the sale initially will be used to reduce debt and longer term will be used to fund development activity in the Company’s properties in the Delaware Basin in west Texas and Aneth Field in southeast Utah.

The transaction, which is expected to close on or about December 22, 2015, has an effective date of September 1, 2015, and is subject to customary closing conditions and purchase price adjustments, including for title and environmental defects. Under the terms of the purchase and sale agreement, the buyer has placed a purchase deposit of $15 million into an escrow account.

Nicholas J. Sutton, Resolute’s Chairman and Chief Executive Officer, said: “This transaction represents a continuation of our previously announced strategy to reduce debt and improve our liquidity and will allow us to focus on the development of our Permian Basin assets as well as our other properties.  Upon closing this transaction, we will have completed nearly $275 million of asset sales this year. We believe these transactions have positioned the Company to accelerate development of the attractive opportunities in our property base.  We continue to work on a number of other strategic initiatives, including the potential monetization of our Reeves County midstream infrastructure assets.  We are also assessing the potential restructuring of our existing secured debt facilities in light of the numerous transactions recently announced by other companies in the industry.”

Petrie Partners, LLC and BMO Capital Markets acted as financial advisors to Resolute on the Gardendale asset sale transaction.

Resolute also announced that it would not undertake a reverse stock split prior to year-end 2015.  In consultation with the NYSE, the Company has confirmed that NYSE policies permit the Company a period up until the 2016 annual meeting to bring the trading price of the Company’s common stock back up to the $1.00 continued listing standard.  In the event that the trading price of the Company’s common stock does not increase as a result of market improvement before the 2016 annual meeting, then the Company will again pursue approval of a reverse stock split by its stockholders and consummate the reverse stock split promptly following the 2016 annual meeting to maintain its listing.  During this period, the Company’s common stock will continue to be traded on the NYSE, subject to compliance with other continued listing requirements.

Cautionary Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995.  Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “poised,” “believes,” “predicts,” “potential,” “continue,” “upon,” and similar expressions are intended to identify such forward-looking statements.  Such forward looking statements include statements regarding the anticipated closing of the Gardendale asset sale transaction and the use of proceeds from that transaction, the intention to pursue the midstream asset monetization, the intention to assess and complete any secured debt restructuring, and the intention to seek stockholder approval for actions required to remain listed on the NYSE.  Forward-looking statements in this press release include matters that involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release.  Actual results may differ materially from those contained in the forward-looking statements in this press release.  Resolute undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after the date of this press release.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.  You are encouraged to review Item 1A. - Risk Factors and all other disclosures appearing in the Company’s Form 10-K for the year ended December 31, 2014 and subsequent filings with the Securities and Exchange Commission for further information on risks and uncertainties that could affect the Company’s businesses, financial condition and results of operations.  All forward-looking statements are qualified in their entirety by this cautionary statement.

About Resolute Energy Corporation

Resolute is an independent oil and gas company focused on the acquisition, exploration, exploitation and development of oil and gas properties, with a particular emphasis on liquids focused, long-lived onshore U.S. opportunities.  Resolute’s properties are located in the Paradox Basin in Utah and the Permian Basin in Texas and New Mexico.

Contact:

HB Juengling

Vice President - Investor Relations

Resolute Energy Corporation

303-534-4600

hbjuengling@resoluteenergy.com

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